Exhibit 99.1
MEDIA CONTACTS:
Americas & Europe: Anneli Ballard
(212) 984-9350
anneli.ballard@kornferry.com
Asia: Marta Grutka
+ 65 6231 6215
marta.grutka@kornferry.com
KORN/FERRY INTERNATIONAL SIGNS AGREEMENT TO ACQUIRE
LORE INTERNATIONAL INSTITUTE, A GLOBAL PROVIDER
OF LEADERSHIP DEVELOPMENT SERVICES
LOS ANGELES, October 15, 2008 — Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, today announced that it has executed definitive purchase agreements to acquire 100% of the stock of Lore International Institute, Inc., a global provider of leadership development, executive education and coaching services. The transaction, which is subject to customary closing conditions, is expected to close within the next 30 days. Korn/Ferry anticipates that the acquisition of Lore will be accretive to earnings in the first 12-18 months of ownership.
“Our vision is to provide our clients with best-in-class solutions to help them attract, develop, retain and sustain top talent,” said Gary D. Burnison, CEO of Korn/Ferry. “By acquiring Lore, we strengthen our client offerings, deepen our Leadership and Talent Consulting team, add new capabilities to help clients achieve their strategic talent initiatives, and have an opportunity to work with an impressive roster of clients that have had multi-year relationships with Lore.”
Lore, based in North America and Europe, will become a wholly-owned subsidiary of Korn/Ferry International, and will be part of the company’s Leadership and Talent Consulting business. Terry Bacon, Chairman and CEO of Lore, and all other key members of Lore’s senior management team will join Korn/Ferry. Financial terms of the transaction were not disclosed.
“We share the same vision as Korn/Ferry of helping clients maximize the potential of their talent,” said Terry Bacon, Chairman and CEO of Lore. “Korn/Ferry provides Lore with the global reach, customer access and investment capital that will allow us to serve clients even more effectively, and to grow our business exponentially.”
Founded in 1989, Lore International has been helping global organizations build the finest leadership teams in the world for nearly two decades. The company’s approach to developing world-class business leaders is based on a keen understanding of how high-achievement individuals learn, coupled with Lore’s ability to create learning experiences that have an immediate and profound impact on the person and the organization.

Over the past decade, Lore has worked with many diverse clients ranging from Fortune 500 companies to government agencies. With forty percent of its work completed outside the United States, Lore has become one of the top international leadership and professional development institutions.
“Lore has built a unique and widely respected position in the leadership development market,” said Ana Dutra, CEO of Korn/Ferry’s Leadership and Talent Consulting business. “We see immediate synergies and huge growth opportunities through the addition of Lore’s consultants and service offerings.”
About Korn/Ferry International
Korn/Ferry International, with more than 90 offices in 39 countries, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions globally that help clients to attract, develop, retain and sustain their talent. For more information on the Korn/Ferry International family of companies, visit www.kornferry.com.
Safe Harbor
This news release includes forward looking statements within the meaning of the securities laws. The statements in this news release regarding anticipated benefits from the acquisition of Lore and other statements that are not historical facts are forward looking statements. The words “believe,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward looking statements. Forward looking statements reflect our management’s analysis and judgements based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward looking statements. The actual results from the acquisition of Lore may differ materially from the anticipated results reflected in this news release as a result of (i) unanticipated problems encountered in integrating Lore’s operations with Korn/Ferry, (ii) the loss of the services of one or more key employees of Lore and (iii) credit constraints in the global economy which reduce the demand for the leadership development services provided by Lore. In addition, please note the risk factors set forth in our filings with the Securities Exchange Commission, including those in our Annual Report on Form 10-K, Part I, Item 1A—“Risk Factors”, as updated from time to time in our quarterly reports filed on Form 10-Q.
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